Exhibit 99.2

Script for Presentation to Automotive Analysts of New York
Detroit, Michigan – January 13, 2005

Michael J. Burns, Dana Chairman and Chief Executive Officer

[Slide 1]

Good afternoon.

Bob and I are pleased to be here with you today to kick off the “Automotive” New Year with the Splinter Group.

Today, I’d like to talk about our accomplishments in 2004, and our plans for 2005.

As we begin the new year, I am also fast-approaching my first anniversary with Dana. It’s been quite a year: challenging ... active ... and productive.

It’s been a year in which we’ve made significant strides in repositioning Dana for a stronger future.

Along the way, one of the messages I’ve worked hard to communicate to our people is that our success will be based on our ability to create a shared future with our customers.

Winning today isn’t much different than it was in the past. It’s all about serving the customer – better than anyone else.

That’s Dana’s focus in 2005.

[Slide 2]

Now, before we move on, I must remind everyone that today’s presentation will include forward-looking statements.

These statements are based on our current knowledge and involve various assumptions, uncertainties, and risks, so our actual results could differ materially from those that are anticipated or projected due to factors that you see here and others that are set forth in our SEC reports.

[Slide 3]

We begin 2005 with a solid base.

2004 was not without its challenges, but that makes us all the more proud of what we accomplished.

First, we sold our automotive aftermarket businesses, which improved our strategic focus on our OEM activities.

We shored up the balance sheet.

We turned the efforts required to comply with Sarbanes-Oxley 404 to our advantage, by deploying standardized accounting and control processes across the company.

While earnings weren’t where we’d originally hoped they’d be – largely due to the significant impact of higher steel costs – we will report a year-on-year increase in operating income.

And we did all this while fundamentally reorganizing our company to a matrix structure, integrating our functional disciplines with our business units.

Not bad for starters.

[Slide 4]

But really, in many ways, we’ve gone back to basics.

Dana enjoys a long-standing reputation for high-quality products and high-quality service.

As a more-focused company, we will improve upon our ability to deliver what the customer wants and expects – and reclaim our position as the supplier of choice.

In doing this, we have four key initiatives to grow our top line:
– Deliver best quality products, on-time, to our customers;
– Add value-creating product innovations;
– Repeat our recent success in increasing sales per customer (I’ll highlight these gains in just a moment); and
– Expand geographically in growth markets.

[Slide 5]

In addition, we expect to grow earnings by executing four key strategies:
– Achieve cost savings goals and efficiencies;
– Mitigate commodity price increases;
– Continue strengthening our cash flow and balance sheet; and
– Maximize margins through innovation and customer-focused execution.

[Slide 6]

Dana designs, manufactures, and markets products for three markets: commercial vehicle, off-highway, and automotive.

We are best known for products that are predominately under the vehicle – axles, driveshafts, structures and suspensions, to name a few – and products that reside under the hood – such as sealing, thermal management, and fluid transfer componentry.

We’re pleased to be well represented at the Auto Show, as you will see when we talk about our content on the lineup of 2005 launches.

[Slide 7]

We’ve organized our operations into two business groups: Automotive Systems and Heavy Vehicle Technologies & Systems. Based on sales through Sept. 30, 2004, these units respectively account for 75 and 25 percent of Dana’s sales.

As many of you know, sales of heavy vehicles have been particularly strong as demand rebounds from the impact of changes in the emission and regulation standards of 2003.

Sales in this group are trending toward an increase of more than 17% versus 2003. Meanwhile, sales on the automotive side have been largely flat over the past couple of years.

[Slide 8]
Like many of our competitors, we have been diversifying our sales efforts.

To the left, you see our market diversification. The yellow slices of the pie indicate our Commercial Vehicle and Off-Highway sales, including selected sales from our Automotive Systems Group to these markets (as noted by the patterned slices).

To the right, you can see our customer diversification. Sales to the traditional U.S. “Big 3” represent approximately 40% of our 2004 sales (through Q3).

The next five largest customers represent approximately 20% of our sales. This group includes Toyota, Renault-Nissan and heavy truck OEs like PACCAR, Navistar, and Volvo Truck.

Just about every other automotive manufacturer on the planet is included in the red pie slice.

Our goal here is simple: To increase sales with all of our customers, while at the same time further diversifying our revenue base.

[Slide 9]
Growing our diverse customer base means growing globally.

As you can see from this chart, Dana’s sales outside of North America have increased from about 22% in 1999 to 35% in 2004.

Our goal is to derive 50% of Dana’s sales from the rest of the world, outside of North America, within the next five years.

On a percentage basis, we expect the greatest portion of this growth to come from China and other locations in the Asia-Pacific region.

[Slide 10]
The increasingly competitive environment in which we work means we have to work harder.

We cannot just do what the customer wants; we also have to anticipate what the customer needs.

In this chart you can see the key categories in which our customers seek improvements.

And we are determined to help reach their goals.

For example, our Heavy Vehicle group has a tire maintenance system that automatically manages tire pressure – an important factor in reducing fuel consumption and operating costs.

On the light-vehicle side, we supply the all-aluminum, ultra-lightweight space frame under the hot, new Z06 Corvette. Our engineers reduced the spaceframe mass by more than 30% from the original all-steel design, creating a fantastic marriage of form and function.

    [Slide 11]

Initiatives like these and others are making a difference.

In October, we told you that we had been awarded $155 million of new business in 2005 and 2006 since July.

I’m happy to tell you that over the last few months, we’ve been awarded another $200 million in new business, bringing our total since July 2004 to $355 million. Perhaps even more impressive is the fact that 60% of this business is with non-Big 3 customers.

We’ll add 2007 to the chart we share with you during our year-end conference call.

    [Slide 12]

Consistent with this new commercial focus is a corresponding increase in our execution capabilities.

This is evident in the fact that Dana’s products are included in 19 of the 23 vehicles being launched in conjunction with the 2005 Auto Show.

We’re tremendously proud of this accomplishment, but I’ve gotta tell you ... I’m not going to be satisfied until we get 23 of 23!

    [Slide 13]

Joint ventures represent one avenue of reaching 100% penetration. You can expect to see more of them in today’s intensely competitive environment.

JVs allow us to gain expertise, lower risk, and use capital more efficiently.

At the same time, the JV approach expands our global reach. In Dana’s case, we have non-consolidated sales of approximately $2 billion, primarily resulting from our partnerships with GETRAG in Germany and Spicer S.A. in Mexico.

We’re also anxious to move forward with our planned joint venture with Dong Feng in China – and hope to deliver more news on that front in the coming weeks.

    [Slide 14]

Now, I’d like to shift gears and spend a few moments talking about steel.

Steel-related products represent about $1.2 billion of our purchases – so the significant price increases in 2004 hurt our earnings.

Our estimated net, after-tax impact of steel in 2004 totaled more than $70 million. In 2005, we expect this to continue with increased costs of about $30 million after-tax of additional steel expense.

I can assure you that we are working hard to mitigate the impact of these costs in every way we can.

[Slide 15]
Here you can see the dramatic rise in the cost of #1 bundled scrap steel, which is one of our leading indicators for steel cost movement. As this chart illustrates, scrap steel costs soared over the course of 2004 – particularly during the second half of the year.

Clearly, the prices have eased back a bit as we’ve crossed into the new year, but our challenge is still significant.

In the near term, we’re doing our best to negotiate leveraged purchases. And we’re taking advantage of customer re-sale programs, where these exist. We are also working with our customers to recover the cost of steel increases, wherever possible, through increased pricing surcharges to them or reduced price-downs from us.

But our customers are facing the same pressures we are on the cost side – and with regard to their ability to increase prices. So we can’t rely on price recovery alone to improve our profitability.

This is one of the reasons why we are working so aggressively to remove costs elsewhere in our system – in order to compensate for increases in the price of steel and other commodities.

[Slide 16]
I’ve talked with you in the past about Dana’s initiatives to cut costs. I’m excited about the opportunities to increase productivity at the same time we reduce expenses.

For example, while we continue to successfully transform our purchasing initiative, we are at the same time working to instill new, best-practice disciplines in lean manufacturing and value engineering.

We’ll monitor our progress through a variety of metrics, including ROIC, working capital to sales, gross margin, and assets as a percent of sales.

[Slide 17]
We estimate that our capex spending in 2005 will be $325 million, consistent with our spending in the past three years. Almost half of that spending will be on product development in support of new business programs. And another third will be spent on operational improvements to create on-going savings.

As you can see in this slide, we have a lot of work to do to meet our 15% after-tax ROIC goal.

But we have also come along way since 2001.

    [Slide 18]

Over the past year, we’ve made a great deal of progress in positioning Dana for a stronger future.

And in 2005, we will build on this momentum by:
– Reinvesting in our focused businesses;
– Accelerating cost and productivity improvements;
– Continuing to secure profitable new business; and
– Improving cash flow and further solidifying our balance sheet.

Now, I’ll turn things over to Bob, who will discuss some of our key financial objectives. Bob?

Robert C. Richter, Dana Chief Financial Officer

    [Slide 19]

Thanks, Mike, and good afternoon everyone. As Mike said, I want to spend my portion of the presentation talking a little bit about how we see 2005 unfolding from a financial standpoint.

Of course we start this year much better positioned than we were 12 months ago by virtue of the aftermarket sale.

We’ll benefit in 3 ways.

First, we have a much stronger balance sheet, with net debt down over $400 million. As an added bonus, through the consent and tender offer that we executed in the fourth quarter, we were able to get rid of the restrictive covenants on our old high-yield issues that were hampering our flexibility.

In addition to using a portion of the AAG proceeds to accomplish this, we issued new notes due in 2015 at 5.85% with an investment grade covenant package, which leveled out our maturity schedule.

And, as a result of all this, both Standard & Poors and Fitch now rate Dana as investment grade. From a peak of over 60% in early 2002, our ratio of net debt to capital will probably wind up 2004 in the low 30’s.

The second thing we did was to use about $200 million of the AAG proceeds to make an exceptional contribution to our pension funds, which will reduce our pension expense and required contributions going forward.

And thirdly, we dedicated a small amount to support some further consolidation of our manufacturing base that was announced just before year-end.

    [Slide 20]

Turning to our markets, we see global light vehicle production being up about 3%, with most of that growth coming in Asia, and in particular, China.

Our forecast for North American production is dead flat at 15.8 million units, and we don’t expect much growth in Europe either, with a forecast of 20.7 million units against roughly 20.5 million in 2004.

    [Slide 21]

2005 should be another good year for commercial vehicles in North America, which is an important market for us.

We look for Class 8 production to be up almost 16% from about 253 thousand units to 293 thousand.

Medium-truck build should also be up nicely at around 256 thousand units.

    [Slide 22]

We’ve changed the format a bit from what we’ve shown in the past on off-highway.

This chart plots unit production volume in each region of wheeled vehicles for construction, agricultural, mining, material handling and forestry applications. Globally, the increase from 2004 to 2005 is about 4%.

We also participate in the markets for outdoor power equipment, like riding lawn mowers, and leisure vehicles, such as golf cars, and have strong market share in both sectors. We exclude them from the chart, however, because the unit sales would overwhelm the five segments we’ve plotted here and this is where the big bucks are.

    [Slide 23]

Given these market forecasts, and the new business Mike talked about, we expect to show an increase in sales from 2004’s level of about $9 billion to $9.5 billion, or an increase of roughly 6%.

As Mike said earlier, our goal is to grow at twice the market rate, and if you add up all the projected unit volumes around the world, it’s about 3%, so we get there.

    [Slide 24]

Walking the earnings forward is a little trickier. Our guidance for 2004 is for $1.60-$1.65 in EPS, excluding unusual items.

We get a bottom line benefit from the anticipated added volume and the new business. Unlike the sales walkforward, I’ve excluded the price-downs on the volume piece here.

We also get a benefit from lower interest cost with the debt reduction we achieved in 2004.

On the down side, we won’t have the aftermarket income, and DCC’s operating income will continue to decline as we sell off more and more assets.

Also, as Mike said, while the pressure of steel prices seems to be easing up a little, at least in the first half of 2005, we’re still going to be looking at higher prices year over year, which will negatively impact comparisons.

Finally, we have all of those cost reduction initiatives that Mike talked about that we expect to more than offset the negative impact of price-downs, wage inflation, and all other factors.

Frankly, there’s a lot of moving parts and a whole lot of challenges and uncertainty. So for right now, our goal is to come in equal to or greater than the 2004 numbers.

Obviously, things should get a little clearer as we move through the year, and we’ll keep you posted.

[Slide 25]
As for cash flow, we expect to generate in excess of $200 million in free cash, which would be available for dividends, acquisitions, or further debt reduction.

The arithmetic is pretty simple. To be conservative, since we just said that our target for 2005 EPS for now is to be in the same range as 2004’s operating EPS, we start this chart with $240 million (which is equivalent to the $1.60, which is the bottom end of the range of our 2004 guidance).

Depreciation should be about $300 million and, after struggling a bit this year with steel, we expect to get back into the mode of seeing working capital as a source of cash in 2005.

As Mike said, our capex is expected to be about $325 million.

With our announcements at the end of last year regarding plant consolidations, instead of just $15 million or so dribbling out of old restructuring accruals, we’re now probably looking at a figure of more like $30 million.

And then, we need to adjust the total for the non-cash items like earnings of affiliates and other items that get hung up in the balance sheet.

The bottom line is that given our strong balance sheet and this forecast, we should have plenty of cash available to support our strategic initiatives.

[Slide 26]
And again, here are the strategic goals for 2005 that Mike showed earlier.

I guess since we brought back Mike’s last slide, we ought to bring Mike back too and take your questions.

[Slide 27]
That concludes the formal portion of our presentation. Slide 17 shows ROIC on a non-GAAP basis. Supplemental information is posted at our website, as part of the Form 8-K containing these slides, that reconciles this information to GAAP numbers. You can find this at www.dana.com, Investors, SEC Filings.

Thanks for listening, and if I can coax Mike back up here, we’d be happy to answer any questions you might have.

[END]